UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020 (May 1, 2020)

MEDLEY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-35040	27-4576073
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

280 Park Avenue 6th Floor East	10017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 759-0777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	MCC	New York Stock Exchange (NYSE)
6.500% Notes due 2021	MCX	New York Stock Exchange (NYSE)
6.125% Notes due 2023	MCV	New York Stock Exchange (NYSE)

Item 1.02	Termination of a Material Definitive Agreement.

On May 1, 2020, Medley Capital Corporation (the “Company”) received a notice of termination from Sierra Income Corporation (“Sierra”) of its agreement to merge with the Company pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of July 29, 2019, between the Company and Sierra (the “Amended Merger Agreement”).

Under the Amended Merger Agreement, either party may, subject to certain conditions, terminate the Amended Merger Agreement if the merger is not consummated by March 31, 2020. Sierra elected to do so on May 1, 2020. Representatives of Sierra informed the Company that in determining to terminate the Amended Merger Agreement, Sierra considered a number of factors, including, among other factors, changes in the relative valuation of the Company and Sierra, the changed circumstances and the unpredictable economic conditions resulting from the global health crisis caused by the coronavirus (COVID-19) pandemic, and the uncertainty regarding the parties’ ability to satisfy the conditions to closing the merger in a timely manner.

On May 5, 2020, the Company issued a press release announcing Sierra’s termination of the Amended Merger Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated May 5, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Medley Capital Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2020	MEDLEY CAPITAL CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer

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